Exhibit 10.8

OXYS/SIGMA TECHNOLOGY COOPERATION AGREEMENT

This Technology Cooperation Agreement (the “Agreement”) is made by and between Sigma Labs, Inc., a corporation organized under the laws of Nevada, having an office and place of business at 3900 Paseo del Sol Santa Fe, NM 87506, USA (“Sigma”), and OXYS Corporation, a corporation organized under the laws of Nevada, having an office and place of business at 719 Cambridge St., Cambridge, MA 02141, (hereinafter referred to as “OXYS”). This Agreement shall be effective as of the date of signature of the latter to sign of the two parties (the “Effective Date”).

1.	Background.

1.1.	Sigma has expertise in the field of in-process quality assurance and process control in the field of advanced manufacturing and additive manufacturing, including its In-Process Quality AssuranceTM (IPQA®) systems equipment, software and services.

1.2.	OXYS has expertise in the Industrial Internet of Things (IIoT), associated hardware, sensors, data processing, and algorithms as well as connections to various frontend field devices and backend cloud and big data analytics services.

1.3.	Sigma and OXYS desire to cooperate in one or more projects to facilitate integration of Sigma’s technology and OXYS’s technology.

2.	Projects.

2.1.	Each project will be set forth in a separate addendum to this Agreement (each such project hereinafter referred to as “Project” and each such addendum hereinafter referred to as “Addendum”).

2.2.	The terms of this Agreement will apply to each Project, except as expressly set forth in the respective Addendum. If there is any conflict between a provision of this Agreement and an Addendum, then the provision in the Addendum will prevail only if such prevalence is expressly provided for in the Addendum and even then only for the Project corresponding to that Addendum.

2.3.	Neither party will have any obligation arising out of any Project unless and until a corresponding Addendum has been agreed to in writing.

2.4.	Each party shall bear its own costs arising under this Agreement.

2.5.	The provisions of this Agreement are intended to govern the parties’ relationship only during specific Projects as set out in one or more Addendums to this Agreement, and shall be binding as of the Effective Date and continue until termination of this Agreement.

3.	Data and Intellectual Property.

3.1.	“Background IP” of a party shall be all proprietary technology, know-how, inventions, data or information, and all pending and issued patents and other intellectual property rights thereto, that were either (i) developed or otherwise acquired by such party prior to the Effective Date, or (ii) initially developed or otherwise acquired by such party after the Effective Date and prior to termination of this Agreement but outside all Projects and not developed in the course of performing work set forth in an Addendum and were developed without relying on confidential information of the other party.

3.2.	Each party shall retain ownership of its own Background IP. Each party agrees to and hereby does grant to the other party a limited-use license to Background IP only to the extent required to perform work set forth in an Addendum. Such limited-use license shall expire at the expiration or termination of the Addendum giving rise to such license, and all such limited licenses shall terminate at the termination of this Agreement.

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3.3.	“Project IP” shall be all proprietary technology, know-how, inventions, data or information, and all pending and issued patents and other intellectual property rights thereto, that were initially developed or otherwise acquired by either party, after the Effective Date and prior to termination of this Agreement, (i) in the course of performing Project work set forth in an Addendum, or (ii) with reliance on confidential information of the other party.

3.4.	Inventions included in Project IP, whether or not patented or patentable, shall be owned by the party whose employees or agents qualify as inventors under United States patent law. If each party has at least one employee or agent who qualifies as an inventor under United States patent law of an invention, then such invention shall be “Joint Project IP”.

3.5.	The rights of use to works subject to copyright included in Project IP, shall be owned by the party whose employees or agents qualify as authors under United States copyright law. If each party has at least one employee or agent who qualifies as an author under United States copyright law of a work, then such work shall be Joint Project IP.

3.6.	Each party shall own an interest in all Joint Project IP. The percentage of interest of each party shall be agreed upon separately based on each party’s contribution to the respective project IP. Each party shall have the right to use Joint IP in its own business and include Joint IP in its own products, but shall not have the right to license Joint IP to third parties or to sell or assign Joint IP except as part of a transfer of substantially all of the assets of such party to which such Joint IP relates, and where the foregoing limitations are binding on the transferee.

3.7.	For clarity, ownership or rights to any Joint IP does not create or imply a license to any Background IP, even if such license is required for exercise of any Joint IP.

3.8.	All data generated by a party under this Agreement shall belong to the party whose employees or agents who produced such data, or, in the case of data produced by automated systems, to the party who owns rights to such automated system. The parties anticipate that some data under Projects may be shared, and that the scope of such sharing shall be set forth in the respective Addendum.

3.9.	Neither party shall use the other party’s trademarks, or contest the other party’s rights in its trademarks.

4.	Confidentiality.

4.1.	The parties may have other agreements relating to the use and protection of confidential information, which agreements are not altered or replaced by this Agreement.

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4.2.	Confidential Information for the purposes of this Agreement and the Addendums shall comprise all information which is communicated in written, oral or tangible form from one Party (“Disclosing Party”) to the other Party (“Receiving Party”). Notwithstanding the foregoing, Confidential Information is deemed not to include any information which

-	was known by the Receiving Party prior to its disclosure by the Disclosing Party or is provided to the Receiving Party by a third Party with no obligation to keep confidential, or

-	was in the public domain at the time of disclosure by the Disclosing Party or thereafter becomes part of the public domain other than as a result of a disclosure by the Receiving Party or its representatives, or

-	is developed by the Receiving Party without access to the Confidential Information.

4.3	The Parties commit to keep confidential all Confidential Information which they receive directly or indirectly from the other Party with respect to this Agreement or any Addendum and use it only for the purpose of the Projects. The Receiving Party agrees to protect Confidential Information with the same degree of care as it uses to protect its own confidential information, but no less than a reasonable degree of care. The Receiving Party shall be entitled to disclose Confidential Information only to those of its employees, representatives or advisors (or those of its subsidiaries) who have a need to know for the performance of the Projects.

4.4	Upon request of the Disclosing Party, the Receiving Party shall return the Confidential Information and destroy all copies, summaries, or notes pertaining to it provided that the Receiving Party shall be entitled to retain one copy in its legal files for archival purposes only and provided that such return and destruction do not hinder the Receiving Party in using Joint Project IP.

5.	Expiration and Termination.

5.1.	This Agreement shall expire 5 years after the Effective Date.

5.2.	Either Party may terminate this Agreement or any Addendum upon the occurrence of any of the following:

5.2.1.	upon or after bankruptcy, insolvency for a period greater than six (6) months, or dissolution of the other Party; or

5.2.2.	upon or after an breach of any material provision of this Agreement by the other Party; provided the other Party has not either (i) commenced to cure such breach within thirty (30) days after the receipt of a written notice of the breach from the infringed Party and the other Party has not thereafter proceeded diligently to cure such breach within a reasonable time (in no event shall such reasonable time to cure such breach exceed sixty (60) days from the date of such notice).

5.3.	Either Party may terminate this Agreement upon written notice to the other Party, in which case this Agreement shall terminate after the last to occur of: (a) all Addenda in force as of the date of such notice have been concluded or terminated, and (b) 30 days after the date of such notice.

5.4.	Expiration or termination of this Agreement shall not relieve any Party of any obligation accruing prior to such expiration or termination. The provisions relating to rights in Data and Intellectual Property, Confidentiality, Liability, and Other Provisions shall survive termination of this Agreement.

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6.	Liability.

6.1.	Liability. Each Party shall be responsible for any and all suits, actions, claims, demands, judgments, losses, damages, expenses (including reasonable attorneys’ fees), and awards (collectively, a “Claim”), including third party Claims, which are proximately caused by the wrongful or negligent acts or omissions or willful misconduct of that Party or its officers, directors, employees, representatives, agents, associates, contractors, or consultants in performance of this Agreement.

6.2.	Limitation of Liability. EACH PARTY AGREES THAT UNDER NO CIRCUMSTANCES SHALL ONE PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, TORT OR ANY OTHER LEGAL THEORY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES.

7.	Other Provisions.

7.1.	Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial [or other] Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

7.2.	It is expressly agreed that the relationship between the two Parties under this Agreement shall not constitute a partnership or agency of any kind. Neither Party shall have the authority to make statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of the Party to do so.

7.3.	This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. If any of the provisions of this Agreement are determined to be invalid under applicable law, they are, to that extent, deemed omitted. The invalidity of any portion of this Agreement shall not render any other portion invalid.

7.4.	No waiver by either Party with respect to any breach, default, right, remedy or performance will constitute a continuing waiver of any other breach, default or any other right or remedy, unless such waiver is expressed in writing by the Party to be bound.

7.5.	This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute the Agreement when a duly authorized representative of each Party has signed a counterpart.

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IN WITNESS WHEREOF, the PARTIES have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

SIGMA LABS, INC.		OXYS

By:	/s/ Mark J. Cola	By:	/s/ Giro DiBiase

Name:	Mark J. Cola	Name:	Giro DiBiase

Title:	President and CEO	Title:	CEO

Date:	1/24/17	Date:	1/26/17

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